UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 20, 2014
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company's Annual Meeting of Shareholders was held on November 20, 2014. At that meeting, there were 6,385,440 shares of common stock present in person or by proxy and entitled to vote. The matters voted upon and the results of the vote are set forth below.

Proposal One: Ratification of Appointment of Independent Registered Public Accounting Firm

Shareholders approved the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending June 30, 2015.

Voted For	Voted Against	Abstain

6,213,207	123,543	48,690

Proposal Two: Election of Directors

Shareholders elected each of the following nominees as a director to serve three-year terms expiring on the date of the annual meeting of the Company in 2017.

Nominees	Voted For	Withheld	Broker Non-Votes

Glenn R. Jennings	3,926,664	76,167	2,382,609

Fred N. Parker	3,934,208	67,597	2,382,609

Arthur E. Walker, Jr.	3,934,957	67,874	2,382,609

Shareholders elected the following nominee as a director to serve a one-year term expiring on the date of the annual meeting of the Company in 2015.

Nominee	Voted For	Withheld	Broker Non-Votes

Jacob P. Cline, III	3,932,257	70,574	2,382,609

Michael J. Kistner and Michael R. Whitley will continue to serve on our Board of Directors until the election in 2015. Sandra C. Gray and Edward J. Holmes will continue to serve on our Board of Directors until the election in 2016.

Proposal Three: Non-Binding, Advisory Vote to Approve the Compensation Paid our Named Executive Officers

Shareholders approved the compensation paid our named executive officers for fiscal 2014.

Voted For	Voted Against	Abstain	Broker Non-Votes

2,844,352	211,085	947,394	2,382,609

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: November 21, 2014	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary